UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 24, 2007
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section- Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On February 15, 2007, the conditions to closing the recent financing by Tethys Petroleum Limited, a company incorporated under the laws of the Bailiwick of Guernsey and a wholly owned indirect subsidiary of CanArgo (“TPL”) were satisfied and accordingly TPL issued 33,500,575 ordinary shares of £0.01 each to a limited group of private investors and 1,173,815 ordinary shares of £0.01 each to certain agents as commission representing in aggregate approximately 33% of the issued and outstanding share capital of TPL for approximately US$17.3 million in gross proceeds (the “TPL Financing”). The net proceeds from the TPL Financing in the amount of approximately US$16.8 million will be used to fund the operations of TPL and its wholly owned subsidiary Tethys Kazakhstan Limited, a company incorporated under the laws of the Island of Guernsey (“TKL”).
Investment Agreement. TPL and its parent CanArgo Limited, an indirect wholly owned subsidiary of CanArgo incorporated under the laws of the Bailiwick of Guernsey (“CanArgo Limited”) entered into a conditional investment agreement with its new investors in connection with the TPL Financing on January 24, 2007 (the “Agreement”). Pursuant to the Agreement, TPL issued on February 15, 2007 an aggregate of approximately 34.7 million ordinary shares of £0.01 each in the capital of TPL to a limited group of private investors (the “Investors”), representing approximately 33% of the issued and outstanding share capital of TPL, for a subscription price of US$0.50 per ordinary share. TPL received gross proceeds of approximately US$17.3 million pursuant to the TPL Financing. Included in the ordinary shares issued in connection with the TPL Financing were approximately 1.1 million ordinary shares issued to certain agents as commission.
Under the terms of the Agreement, TPL is subject to certain positive and negative covenants which require the consent of the holders of not less than 75% of the ordinary shares in issue in TPL from time to time (the “Shareholder Majority”). These covenants include respectively (a) providing current financial and business information regarding TPL and rights of inspection; CanArgo Limited appointing an independent board and TPL appointing and retaining an auditor of appropriate standing and experience; conducting its business and affairs in a manner consistent with the Agreement and the articles of associate of TPL; maintenance of insurance and accounting records; the business of TPL is to be exclusively exploration, production, processing, transportation, marketing and selling of crude oil, oil products, natural gas, natural gas liquids and related products; the business of TPL other than routine day to day business is to be transacted by the TPL board; and (b) restrictions on: creating security interests or liens over TPL property and assets (except specified exemptions or those created in the ordinary course of business); sale of the business, assets or a substantial part of TPL other than in the ordinary course of business; altering the authorized or issued share capital of TPL or the granting of any options or like rights to acquire any share capital of TPL (other than specified permitted issuances); disposal of the business or all or part of the share capital of TPL or any interest in TPL or any member of the TPL group; altering the constitutional documents of TPL; taking steps to have a member of the TPL group wound up or put into administration; capitalizing profits of TPL or sums standing to the credit of the share premium account or capital redemption reserve or any other reserve of TPL; entering a contract to purchase any of its share capital or passing a resolution to approve such a contract.
Certain basic warranties are provided in the Agreement (i) to TPL by the Investors; and (ii) to the Investors by CanArgo Limited and TPL. The Agreement also outlined certain provisions in relation to the conduct of the TPL business and provided that the intention of TPL, CanArgo Limited and the Investors is to use their reasonable endeavors to work towards a listing of TPL as soon as practicable, subject to (i) the financial and commercial circumstances of TPL, and the pre-money valuation of TPL prior to the listing being acceptable to the Shareholder Majority; and (ii) the terms and amounts (if any) raised by TPL on such listing being acceptable to the board of TPL.
The Agreement provides that in the event of a deadlock TPL will invite sealed bids from all of the parties to the Agreement to buy TPL with the highest bidder being entitled to buy out the remaining parties at the price specified in their bid or in the event that there are no bids TPL shall be wound up and the assets shall be distributed to the parties in proportion to their ownership at that time. The Agreement terminates in the event of (i) a listing of TPL; (ii) any person acquiring 100% of the share capital of TPL; (iii) an insolvency event of TPL; and (iv) in respect of an individual shareholder upon such shareholder ceasing to hold shares in TPL.
The Agreement is governed by English law and all parties subject themselves to the jurisdiction of the courts of England and Wales.
Senior Secured Notes. On July 25, 2005, CanArgo entered into a Note Purchase Agreement (“Senior Secured Note Purchase Agreement”) with a group of private investors (the “Senior Secured Note Purchasers”). Payment of all amounts due and payable under the Senior Secured Note Purchase Agreement was secured principally by (i) a security interest in all of CanArgo’s assets pursuant to a security agreement dated as of July 25, 2005, among CanArgo and Ingalls & Snyder Value Partners, L.P. together with other Purchasers (the “ Senior Secured Note Security Agreement”); (ii) guarantees pursuant to a guaranty agreement dated July 25, 2005 (the “ Senior Secured Note Guaranty Agreement”) from TPL and other guarantors; and (iii) a pledge of all of the outstanding capital stock of TPL (the “Tethys Pledge”). TKL subsequently entered into a supplemental agreement dated as of March 3, 2006 (the “ Senior Secured Note Supplemental Agreement”) pursuant to which TKL became a guarantor under the Senior Secured Note Guaranty Agreement.
In connection with the TPL Financing, on February 9, 2007, CanArgo entered into an amendment, consent, waiver and release agreement with the Senior Secured Note Purchasers to amend the Note Senior Secured Note Purchase Agreement, the Senior Secured Note Guaranty Agreement and Senior Secured Note Security Agreement and terminate the Senior Secured Note Supplemental Agreement such that neither TKL nor TPL shall be a guarantor under the Senior Secured Note Guaranty Agreement or subject to the Senior Secured Note Security Agreement.
In addition, on February 9, 2007, the Senior Secured Note Purchasers entered into a certificate of discharge thereby terminating the Tethys Pledge (the “Discharge”) and entered into a new pledge of all of the outstanding stock of TPL held by CanArgo Limited (the “New Pledge Agreement”) in favour of the Senior Secured Note Purchasers.
A copy of the amendment, consent, waiver and release agreement, the Discharge and the New Pledge Agreement are attached as Exhibits 10.1, 10.2 and 10.3 respectively.

Senior Subordinated Notes. On March 3, 2006, CanArgo entered into a Note and Warrant Purchase Agreement (“Subordinated Note and Warrant Purchase Agreement”) with a group of private investors (the “ Subordinated Note Purchasers”). Payment of all amounts due and payable under the Subordinated Note and Warrant Purchase Agreement was secured by guarantees pursuant to a guaranty agreement dated March 3, 2006 from TPL, TKL and other guarantors (the “ Subordinated Note Guaranty Agreement”). In connection with the TPL Financing, on February 9, 2007, CanArgo entered into an amendment, consent, waiver and release agreement with the Subordinated Note Purchasers to amend the Subordinated Note and Warrant Purchase Agreement and the Subordinated Note Guaranty Agreement such that neither TKL nor TPL shall be a guarantor under the Subordinated Note Guaranty Agreement. A copy of the amendment, consent, waiver and release agreement is attached as Exhibit 10.4.
12% Subordinated Convertible Guaranteed Notes. On June 28, 2006, CanArgo entered into a Note and Warrant Purchase Agreement (the “12% Subordinated Note and Warrant Purchase Agreement”) with Persistency, a company incorporated in the Cayman Islands (the “Purchaser”). Payment of all amounts due and payable under the 12% Subordinated Note and Warrant Purchase Agreement was secured by guarantees pursuant to a guaranty agreement dated June 28, 2006 from TPL, TKL and other guarantors (the “12% Subordinated Note Guaranty Agreement”). In connection with the TPL Financing, on February 9, 2007, CanArgo entered into an amendment, consent, waiver and release agreement with the Purchaser to amend the 12% Subordinated Note and Warrant Purchase Agreement and the 12% Subordinated Note Guaranty Agreement such that neither TKL nor TPL shall be a guarantor under the Guaranty Agreement. A copy of the amendment, consent, waiver and release agreement is attached as Exhibit 10.5.
Item 1.02 Termination of a Material Agreement
See Item 1.01 above.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01 above.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description
10.1	Amendment, Consent, Waiver and Release Agreement dated February 9, 2007 by and among CanArgo Energy Corporation and the Purchasers party thereto

10.2	Certificate of Discharge dated February 9, 2007 between Ingalls & Snyder LLC and CanArgo Limited

10.3	Security Interest Agreement, dated as of February 9, 2007, among Tethys Petroleum Limited, Ingalls & Snyder LLC and the Secured Parties, as defined herein.

Exhibit No.	Exhibit Description
10.4	Amendment, Consent, Waiver and Release Agreement dated February 9, 2007 by and among CanArgo Energy Corporation and the Purchasers party thereto

10.5	Amendment, Consent, Waiver and Release Agreement dated February 9, 2007 by and among CanArgo Energy Corporation and Persistency
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: February 21, 2007	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary